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                                                                    EXHIBIT 23.1

The Board of Directors
Dove Entertainment, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG PEAT MARWICK LLP

KPMG Peat Marwick LLP

Los Angeles, California
December 31, 1997